Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:

     Evergreen Diversified Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      18,272,267                0.84     21,174,002        15.25


     Class B      1,184,413                 0.73     1,786,655         15.25


     Class C      2,206,336                 0.73     3,114,570         15.25


     Class I      67,251                    0.88     212,084           15.25








     Evergreen High Yield Bond Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      29,171,333        0.27             146,605,251       3.30


     Class B      7,030,222         0.25             52,364,586        3.30


     Class C      12,248,231        0.25             88,059,324        3.30


     Class I      2,196,536         0.28             14,943,781        3.30





     Evergreen Strategic Income Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      9,217,057         0.39             26,759,197        6.50


     Class B      4,966,809         0.34             16,570,096        6.52


     Class C      2,202,780         0.34             10,484,109        6.51


     Class I      458,398           0.39             2,096,196         6.40





     Evergreen U.S. Government Fund

                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV
     ---------------------------------------------------------------------



     Class A      5,099,288         0.35             14,334,058        10.22


     Class B      1,535,465         0.27             5,811,144         10.22


     Class C      616,085           0.27             2,546,523         10.22


     Class I      14,724,478        0.37             47,923,396        10.22